As filed with the Securities and Exchange Commission on April 8, 2002.
                                            Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                        CROWN CORK & SEAL COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                                 One Crown Way
 Pennsylvania           Philadelphia, Pennsylvania 19154         23-1526444
(State of               (Address of principal   (Zip Code)    (I.R.S. Employer
Incorporation)           executive offices)                  Identification No.)


                        CROWN CORK & SEAL COMPANY, INC.
                             RETIREMENT THRIFT PLAN
                            (Full Title of the Plan)
                         William T. Gallagher, Esquire
              Vice President, Secretary and Acting General Counsel
                        Crown Cork & Seal Company, Inc.
                                 One Crown Way
                        Philadelphia, Pennsylvania 19154
                    (Name and address of agent for service)
                                 (215) 698-5100
         (Telephone number, including area code, of agent for service)


                                With a Copy to:
                            Thomas A. Ralph, Esquire
                           William G. Lawlor, Esquire
                                    Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
 Title Of                          Proposed           Proposed
 Securities       Amount           Maximum            Maximum         Amount Of
   To Be          To Be            Offering           Aggregate    Registration
 Registered     Registered    Price Per Share(1)   Offering Price(1)    Fee
--------------------------------------------------------------------------------
Common Stock
par value $5.00
per share (2)
Interests in
the Plan (3)  1,000,000 shares       $8.79           $8,790,000       $808.68
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $8.79 per share, the average high and low prices of Common Stock, par value $5.00 per share ("Common Stock"), of Crown Cork & Seal Company, Inc. as reported on the New York Stock Exchange on April 3, 2002.


(2) Includes associated Rights to Purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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






                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with the Crown Cork & Seal Company, Inc. Retirement Thrift Plan (the "Plan"). A registration statement on Form S-8, file number 33-50369 (the "Prior Registration Statement") was filed on September 22, 1993 in respect of shares of Common Stock to be offered pursuant to the Plan and is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

Item 8.           Exhibits.

                  The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

                  Exhibit Number             Description
                  --------------             -----------
                       23        Consent of PricewaterhouseCoopers, LLP.
                       24        Power of Attorney (included in Signature Page).

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on this 8th day of April, 2002.


                                              CROWN CORK & SEAL COMPANY, INC.



                                              By: /s/ John W. Conway
                                                 -------------------------------
                                                 John W. Conway
                                                 Chairman of the Board
                                                 and Chief Executive Officer




                                POWER OF ATTORNEY

                  KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Conway, Alan W. Rutherford and William T. Gallagher, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities indicated on the date indicated above.


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      Signature                                            Title
      ---------                                            -----



/s/ John W. Conway
------------------------------
John W. Conway                                      Chairman  of  the  Board
                                                    and Chief Executive  Officer
                                                   (Principal Executive Officer)

/s/ Alan W. Rutherford
------------------------------
Alan W. Rutherford                                  Vice Chairman of the Board,
                                                    Executive Vice President,
                                                    Chief Financial Officer
                                                   (Principal Financial Officer)

/s/ Thomas A. Kelly
------------------------------
Thomas A. Kelly                                     Vice President and Corporate
                                                    Controller (Principal
                                                    Accounting Officer)

/s/ Jenne K. Britell
------------------------------
Jenne K. Britell                                    Director



------------------------------
Arnold W. Donald                                    Director


/s/ Marie L. Garibaldi
------------------------------
Marie L. Garibaldi                                  Director


/s/ Hans J. Loliger
------------------------------
Hans J. Loliger                                     Director


/s/ John B. Neff
------------------------------
John B. Neff                                        Director



------------------------------
James L. Pate                                       Director


/s/ Thomas A. Ralph
------------------------------
Thomas A. Ralph                                     Director


/s/ Hugues du Rouret
------------------------------
Hugues du Rouret                                    Director


/s/ Harold A. Sorgenti
------------------------------
Harold A. Sorgenti                                  Director